Exhibit 99.1

Investar Holding Corporation Announces Additional Authorization Under Share Repurchase Program

Baton Rouge, La., July 19, 2023 (ACCESSWIRE) – Investar Holding Corporation (the “Company”) (Nasdaq:ISTR), the holding company of Investar Bank, National Association (the “Bank”), announced that the Board of Directors has authorized the repurchase of an additional 350,000 shares of the Company’s common stock under a stock repurchase program, in addition to 248,439 shares remaining under the current repurchase program. The additional shares authorized for repurchase represent approximately 4% of the Company’s outstanding common stock. Recent stock buyback activity includes 138,275 shares that were repurchased by the Company during the first two quarters of 2023 at an average price of $14.39. Since the inception of the stock repurchase program in 2015, the Company has paid $46.7 million to repurchase 2,451,561 shares at an average price of $19.05.

“The Company and Board of Directors believe that Investar’s current share price does not reflect the Company’s long-term intrinsic value, and the extension of this repurchase program underscores our confidence in the long-term outlook for our business. We believe the current stock price is undervalued and a strong investment opportunity for the Company. The repurchase program is complemented by our ongoing quarterly shareholder dividend, which has increased at 34% per annum since our initial public offering to $0.10 per share,” stated John D’Angelo, President and CEO.

The Company plans to repurchase its shares in open market transactions from time to time or through privately negotiated transactions in accordance with federal securities laws, at the Company’s discretion. The repurchase program, which has no expiration date, may be suspended or terminated at any time.

The timing and amount of any share repurchases will depend on a variety of factors, including the trading price of the Company’s common stock, securities laws and other regulatory restrictions, potential alternative uses for capital, and market and economic conditions. Repurchased shares will become treasury shares and may be reissued in connection with the Company’s stock incentive plans, other compensation programs, other transactions, or for other corporate purposes. The repurchase program does not obligate the Company to repurchase any shares and will remain in effect until fully utilized or until modified, suspended or terminated.

About Investar Holding Corporation

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, National Association. The Bank currently operates 28 branch locations serving Louisiana, Texas and Alabama. At March 31, 2023, the Bank had 332 full-time equivalent employees and total assets of $2.8 billion.

Forward-Looking Statements

This press release may include forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and assumptions about our business that are subject to a variety of risks and uncertainties that could cause the actual results to differ materially from those described in this press release. You should not rely on forward-looking statements as a prediction of future events. Additional information regarding factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in reports and registration statements we file with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which are available on the Investar website at www.investarbank.com.

We disclaim any obligation to update any forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based except as required by law.

Contact:

Investar Holding Corporation

John R. Campbell
Executive Vice President and Chief Financial Officer

(225) 227-2215

John.Campbell@investarbank.com